INITIAL CAPITAL AGREEMENT

                                                               September 2, 2008

AlphaMark Investment Trust
225 Pictoria Drive
Suite 450
Cincinnati, Ohio 45246

Ladies and Gentlemen:

      The undersigned hereby subscribes for 2,500 Shares of Beneficial Interest, no par value, of AlphaMark Large Cap Growth Fund and 2,500 Shares of Beneficial Interest, no par value, of AlphaMark Small Cap Growth Fund, each a series of AlphaMark Investment Trust, an Ohio business trust, at $10.00 per share for an aggregate purchase price of $50,000. By signing below, payment in full is confirmed.

      The undersigned represents and agrees that it is purchasing these Shares for investment purposes, for its own account and risk and not with a view to any sale, division or other distribution thereof within the meaning of the Securities Act of 1933, nor with any present intention of distributing or selling such shares.

                                          Very truly yours,

                                          David Andrew

                                          By: /s/ David Andrew
                                              -------------------------

Confirmed and Accepted:

AlphaMark Investment Trust

By:   /s/ Michael L. Simon
      ------------------------

Its:  President


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                            INITIAL CAPITAL AGREEMENT

                                                               September 2, 2008

AlphaMark Investment Trust
225 Pictoria Drive
Suite 450
Cincinnati, Ohio 45246

Ladies and Gentlemen:

      The undersigned hereby subscribes for 2,500 Shares of Beneficial Interest, no par value, of AlphaMark Large Cap Growth Fund and 2,500 Shares of Beneficial Interest, no par value, of AlphaMark Small Cap Growth Fund, each a series of AlphaMark Investment Trust, an Ohio business trust, at $10.00 per share for an aggregate purchase price of $50,000. By signing below, payment in full is confirmed.

      The undersigned represents and agrees that it is purchasing these Shares for investment purposes, for its own account and risk and not with a view to any sale, division or other distribution thereof within the meaning of the Securities Act of 1933, nor with any present intention of distributing or selling such shares.

                                          Very truly yours,

                                          Michael L. Simon

                                          By: /s/ Michael L. Simon
                                              -------------------------


Confirmed and Accepted:

AlphaMark Investment Trust

By:   /s/ Michael L. Simon
      ------------------------

Its:   President